UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2010

Archipelago Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34555	27-0767387
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3400 Carlisle St., Suite 345, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	800-419-3191

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On April 23, 2010, Archipelago Learning, LLC, a subsidiary of Archipelago Learning, Inc. (the “Company”), entered into a lease agreement with Gaedeke Holdings II, Ltd., beginning the later of August 1, 2010, or completion of construction and/or occupation of the property, for 37,218 square feet of office space at 3232 McKinney Avenue, Suite 300, Dallas, Texas, 75204. The Company guaranteed the performance and payment under the lease of Archipelago Learning, LLC. The location will become the primary corporate office for the Company, upon moving into the space in late summer 2010.

Assuming a commencement of August 1, 2010, the lease extends through July 31, 2020, with a termination option at July 31, 2015. The future minimum lease payments under this lease are as follows, for the years ended December 31 (in thousands):

2010	$200
2011	480
2012	652
2013	893
2014	909
Thereafter	1,333

Total	$4,467

The lease contains a moving allowance and an improvement allowance, to reimburse the Company for the majority of its costs to move to the new office location and to build-out the space to its specifications.

The Company intends to continue utilizing the space in its current corporate office to a certain extent, and is pursuing tenants to sublease the remaining space.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Information required under this item is included under Item 1.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Archipelago Learning, Inc.

April 29, 2010	By:	/s/ James Walburg

Name: James Walburg
Title: Chief Financial Officer